Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Jason Fredette, Director, Investor Relations
(617) 219-1440

Government Properties Income Trust Improves Liquidity by Entering $1.3 Billion of New Unsecured Revolving Credit and Term Loan Facilities

Replaces Existing Unsecured Revolving Credit and Term Loan Facilities

Increases Borrowing Capacity, Extends Maturities and Lowers Interest Rates

Newton, MA (November 24, 2014): Government Properties Income Trust (NYSE: GOV) today announced that it has replaced its existing unsecured revolving credit facility and unsecured term loan with new facilities that provide GOV with up to $1.3 billion in borrowing capacity at lower interest rates and with extended maturities. The new facilities include a feature under which the maximum borrowing capacity may be increased to up to $2.5 billion on a combined basis under certain circumstances.

GOV has replaced its existing $550 million unsecured revolving credit facility with a maturity date of October 19, 2015 and interest paid on borrowings of LIBOR plus 150 basis points with a new $750 million unsecured revolving credit facility maturing on January 31, 2019 with interest paid on borrowings of LIBOR plus, at present, 125 basis points based on GOV’s current credit ratings. The new revolving credit facility includes a borrower’s option to extend the revolving credit facility for one year to January 31, 2020.

In addition, GOV has replaced its existing $350 million unsecured term loan facility with a maturity date of January 11, 2017 and interest paid on the amount outstanding of LIBOR plus 175 basis points with:

•                  A new $300 million unsecured term loan maturing on March 31, 2020 with interest paid on the amount outstanding of LIBOR plus, at present, 140 basis points based on GOV’s current credit ratings.

•                  A new $250 million unsecured term loan maturing on March 31, 2022 with interest paid on the amount outstanding of LIBOR plus, at present, 180 basis points based on GOV’s current credit ratings.

Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated served as Joint Lead Arrangers for the new revolving credit facility and $300 million term loan maturing on March 31, 2020. The banks participating in these facilities are as follows:

Name of Institution	Facility Title
Wells Fargo Bank, National Association	Administrative Agent
Bank of America, N.A.	Syndication Agent
Citibank, N.A.	Syndication Agent
Royal Bank of Canada	Documentation Agent
Mizuho Bank, Ltd.	Documentation Agent
U.S. Bank National Association	Documentation Agent
Compass Bank	Documentation Agent

Morgan Stanley Bank, N.A.	Lender
UBS Loan Finance LLC	Lender
PNC Bank, National Association	Lender
Branch Banking and Trust Company	Lender
Sumitomo Mitsui Banking Corporation	Lender
Associated Bank, National Association	Lender
First Tennessee Bank N.A.	Lender
Fifth Third Bank, an Ohio Banking Corporation	Lender
Regions Bank	Lender
First Commercial Bank, New York Branch	Lender
First Hawaiian Bank	Lender
Commerce Bank & Trust Company	Lender
E. Sun Commercial Bank, Ltd., Los Angeles Branch	Lender
Mega International Commercial Bank Co., Ltd., New York Branch	Lender

Wells Fargo Securities, LLC and PNC Capital Markets LLC served as Joint Lead Arrangers for the new $250 million term loan maturing on March 31, 2022. The banks participating in this facility are as follows:

Name of Institution	Facility Title
Wells Fargo Bank, National Association	Administrative Agent
PNC Bank, National Association	Syndication Agent
Regions Bank	Documentation Agent
U.S. Bank National Association	Lender
Sumitomo Mitsui Banking Corporation	Lender
Commerce Bank & Trust Company	Lender
First Hawaiian Bank	Lender
Mega International Commercial Bank Co., Ltd., New York Branch	Lender

Government Properties Income Trust is a real estate investment trust, or REIT, which owns properties leased primarily to the U.S. Government and state governments located throughout the United States.  GOV is headquartered in Newton, MA.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER GOV USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, GOV IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON GOV’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  GOV’S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•      THE CONTINUED AVAILABILITY OF BORROWINGS UNDER THE NEW REVOLVING CREDIT FACILITY IS SUBJECT TO GOV SATISFYING CERTAIN FINANCIAL COVENANTS AND MEETING OTHER CUSTOMARY CONDITIONS.

•      THE ACTUAL ANNUAL COSTS UNDER THE NEW REVOLVING CREDIT AND TERM LOAN FACILITIES WILL BE HIGHER THAN LIBOR PLUS THE PREMIUMS STATED IN THIS PRESS RELEASE BECAUSE OF OTHER FEES AND EXPENSES ASSOCIATED WITH THE NEW FACILITIES.

•      THE ACTUAL PREMIUM OVER LIBOR PAID BY GOV UNDER THE NEW FACILITIES WILL BE HIGHER OR LOWER THAN THOSE STATED IN THIS PRESS RELEASE IF ADJUSTMENTS ARE MADE TO GOV’S CREDIT RATINGS.

•      THIS PRESS RELEASE STATES THAT THE MAXIMUM BORROWING CAPACITY UNDER THE NEW FACILITIES MAY BE INCREASED TO UP TO $2.5 BILLION ON A COMBINED BASIS UNDER CERTAIN CIRCUMSTANCES. INCREASING THE MAXIMUM BORROWING CAPACITY UNDER THE NEW FACILITIES IS SUBJECT TO GOV OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH MAY NOT OCCUR.

THE INFORMATION CONTAINED IN GOV’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN GOV’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE GOV’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN ITS FORWARD LOOKING STATEMENTS. GOV’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’s WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON GOV’S FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, GOV DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

(end)